Exhibit 4.4

This SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”), dated as of February 3, 2011, among Speedway Motorsports, Inc., a Delaware corporation (the “Company”), the Guarantors party hereto and U.S. Bank National Association, as trustee (the “Trustee”) for the Company’s 6 3/4% Senior Subordinated Notes due 2013 (the “Notes”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture (the “Original Indenture”), dated as of May 16, 2003, providing for the issuance of the Notes, which Original Indenture has been supplemented by a First Supplemental Indenture, dated as of June 28, 2004 (the Original Indenture as so supplemented, the “Indenture”);

WHEREAS, the Company has offered to purchase any and all of the Notes (the “Offer”) and has solicited consents (the “Solicitation”) to certain amendments to the Indenture pursuant to the Company’s Offer to Purchase and Consent Solicitation Statement dated January 20, 2011 (the “Statement”);

WHEREAS, Section 9.02 of the Indenture provides that the Company and the Guarantors, when authorized by a Board Resolution, and the Trustee may amend or supplement the Indenture with, among other things, the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer);

WHEREAS, in accordance with Section 9.02 of the Indenture, the Company has obtained the written consent to the proposed amendments of the Indenture contained in this Second Supplemental Indenture (collectively, the “Proposed Amendments”) from the Holders of at least a majority in aggregate principal amount of the Notes now outstanding;

WHEREAS, the Company and the Guarantors are authorized to enter into this Second Supplemental Indenture by appropriate Board Resolutions, and the Trustee has received an Opinion of Counsel and an Officers’ Certificate stating that the execution of this Second Supplemental Indenture is permitted by the Indenture and all conditions precedent under the Indenture have been satisfied; and

WHEREAS, all actions necessary to make the Indenture, as supplemented by this Second Supplemental Indenture, the legal, valid and binding obligation of the Company and the Guarantors, have been done.

NOW, THEREFORE, for and in consideration of the foregoing premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

Section 1.01 Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

Section 2.01 Amendments to Indenture and Notes. At such time as the Company delivers written notice to the Trustee and U.S. Bank National Association, in its capacity as the depositary for the Notes with respect to the Offer, that Notes representing at least a majority in aggregate principal amount of the Notes have been validly tendered and not validly withdrawn pursuant to the Offer and accepted for purchase:

(a) The following Sections of the Indenture, and any corresponding provisions in the Notes, shall be deleted in their entirety and replaced with “Intentionally Omitted,” and all references made thereto throughout the Indenture and the Notes shall be deleted in their entirety:

Existing Section or Subsection Number	Caption
Section 4.05	Taxes
Section 4.06	Stay, Extension and Usury Laws
Section 4.07	Restricted Payments
Section 4.08	Dividend and Other Payment Restrictions Affecting Subsidiaries
Section 4.09	Incurrence of Indebtedness and Issuance of Preferred Stock
Section 4.11	Transactions with Affiliates
Section 4.12	Liens
Section 4.13	Guarantees of Certain Indebtedness
Section 4.14	Corporate Existence
Section 4.16	Limitation on Layering
Section 4.17	Sale and Leaseback Transactions
Section 4.18	Limitations on Issuances and Sales of Capital Stock of Wholly Owned Subsidiaries
Section 4.19	Payments for Consent
Section 4.20	Future Guarantors
Section 4.21	Investment Company Act
Section 5.01	Merger, Consolidation or Sale of Assets

(b) Section 4.03 of the Indenture shall be amended by deleting the text of such Section in its entirety and replacing it with the following text:

Section 4.03. Reports.

The Company and the Guarantors shall at all times comply with the TIA §314(a).

(c) Section 4.04 of the Indenture shall be amended by deleting the text of such Section in its entirety and replacing it with the following text:

Section 4.04. Compliance Certificate.

The Company shall deliver to the Trustee not less often than annually an Officers’ Certificate stating that as to each such Officer’s knowledge the Issuers have complied with all conditions and covenants under this Indenture.

(d) Subclauses (c), (d), (e), (f) and (g) of Section 6.01 of the Indenture, and any corresponding provisions in the Notes, shall be deleted in their entirety and replaced with “Intentionally Omitted,” and all references made thereto throughout the Indenture and the Notes shall be deleted in their entirety.

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(e) All references made to a provision in the Indenture or the Notes deleted pursuant to the amendments set forth in Subsections (a) through (d) of this Section 2.01 shall be deleted in their entirety from the Indenture and the Notes, and any definitions used exclusively in the provisions of the Indenture deleted pursuant to the amendments set forth in Subsections (a) through (d) of this Section 2.01 shall be deleted in their entirety from the Indenture. The applicable provisions of the Notes, including without limitation Section 8 thereof, shall be deemed amended to reflect the amendments to the corresponding provisions of the Indenture that are amended pursuant to Subsections (a) through (d) hereof.

Section 3.01. The Indenture Ratified. Except as hereby otherwise expressly provided, the Indenture is in all respects ratified and confirmed, and all the terms, provisions, and conditions thereof shall be and remain in full force and effect.

Section 4.01. Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 5.01. This Second Supplemental Indenture is a Supplement to the Indenture. This Second Supplemental Indenture is executed as and shall constitute an indenture supplemental to the Indenture and shall be construed in connection with and as part of the Indenture.

Section 6.01. Governing Law. THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE.

Section 7.01. References to This Second Supplemental Indenture. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Second Supplemental Indenture may refer to the Indenture without making specific reference to this Second Supplemental Indenture, but nevertheless all such references shall include this Second Supplemental Indenture unless the context otherwise requires.

Section 8.01. Effect of This Second Supplemental Indenture. The Indenture shall be deemed to be modified as herein provided, but except as modified hereby, the Indenture shall continue in full force and effect. The Indenture as modified hereby shall be read, taken, and construed as one and the same instrument.

Section 9.01. Severability. In the event that any provisions of this Second Supplemental Indenture shall be invalid, illegal, or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.01. Trust Indenture Act. If any provisions hereof limit, qualify, or conflict with any provisions of the TIA required under the TIA to be a part of and govern this Second Supplemental Indenture, the provisions of the TIA shall control. If any provision hereof modifies or excludes any provision of the TIA that pursuant to the TIA may be so modified or excluded, the provisions of the TIA as so modified or excluded hereby shall apply.

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Section 11.01. Trustee Not Responsible for Recitals. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture.

Section 12.01 Headings. The headings herein are inserted for convenience of reference only and are not intended to be a part of, or affect the meaning or interpretation of, this Second Supplemental Indenture.

Section 13.01 Effectiveness. This Second Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Company, the Guarantors and the Trustee in accordance with the provisions of Sections 9.02 and 9.06 of the Indenture; provided that the Proposed Amendments shall not become operative unless and until the Notes validly tendered (and not validly withdrawn) are purchased (the “Tendered Notes”) pursuant to the terms of the Statement. Prior to the time the Company pays for any Tendered Notes, the Company may terminate this Second Supplemental Indenture upon written notice to the Trustee, including in connection with any termination or withdrawal of the Offer or the Solicitation with respect to the Proposed Amendments or if for any other reason the Tendered Notes are not accepted for payment. The Company shall give the Trustee prompt written notice of the acceptance for payment and the purchase of the Tendered Notes as aforesaid.

[Signatures follow]

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IN WITNESS WHEREOF, each of the parties hereto have caused this Second Supplemental Indenture to be duly executed on its behalf by its duly authorized officer as of the day and year first above written.

COMPANY:

SPEEDWAY MOTORSPORTS, INC., a Delaware corporation

By:	/s/ William R. Brooks
Name:	William R. Brooks
Title:	Treasurer and Chief Financial Officer

GUARANTORS:

ATLANTA MOTOR SPEEDWAY, LLC, a
Georgia limited liability company

By:	/s/ William R. Brooks
Name:	William R. Brooks
Title:	Vice President

BRISTOL MOTOR SPEEDWAY, LLC, a
Tennessee limited liability company

By:	/s/ William R. Brooks
Name:	William R. Brooks
Title:	Vice President

CHARLOTTE MOTOR SPEEDWAY, LCC, a
North Carolina limited liability company

By:	/s/ William R. Brooks
Name:	William R. Brooks
Title:	Executive Vice President and Assistant
Treasurer

[Signature Page to Second Supplemental Indenture]

INEX CORP., a North Carolina corporation

By:	/s/ William R. Brooks
Name:	William R. Brooks
Title:	Executive Vice President

LAS VEGAS MOTOR SPEEDWAY, LLC, a Delaware limited liability company

By:	/s/ William R. Brooks
Name:	William R. Brooks
Title:	Vice President

NEVADA SPEEDWAY, LLC, a Delaware limited liability company

By:	/s/ William R. Brooks
Name:	William R. Brooks
Title:	Executive Vice President and Assistant
Secretary

SMISC HOLDINGS, INC., a North Carolina corporation and successor in interest to Speedway
Systems, LLC, Trackside Holding Corporation and
Motorsports By Mail LLC

By:	/s/ William R. Brooks
Name:	William R. Brooks
Title:	Executive Vice President

SPEEDWAY SONOMA, LLC, a Delaware limited liability company and successor in interest to SPR,
Inc.

By:	/s/ William R. Brooks
Name:	William R. Brooks
Title:	Executive Vice President and Treasurer

[Signature Page to Second Supplemental Indenture]

TEXAS MOTOR SPEEDWAY, INC.,
a Texas corporation

By:	/s/ William R. Brooks
Name:	William R. Brooks
Title:	Executive Vice President

SPEEDWAY FUNDING, LLC, a Delaware limited liability company

By:	/s/ William R. Brooks
Name:	William R. Brooks
Title:	President

SPEEDWAY PROPERTIES COMPANY, LLC, a Delaware limited liability company

By:	/s/ William R. Brooks
Name:	William R. Brooks
Title:	President

SPEEDWAY MEDIA, LLC, a North Carolina limited liability company

By:	/s/ William R. Brooks
Name:	William R. Brooks
Title:	Vice President

SPEEDWAY TBA, LLC, a North Carolina limited liability company

By:	/s/ William R. Brooks
Name:	William R. Brooks
Title:	Vice President, Treasurer and Assistant
Secretary

[Signature Page to Second Supplemental Indenture]

SMI TRACKSIDE, LLC,
a North Carolina limited liability company

By:	/s/ William R. Brooks
Name:	William R. Brooks
Title:	Vice President

TSI MANAGEMENT COMPANY, LLC, a North Carolina limited liability company

By: SMISC HOLDINGS, INC., a North Carolina corporation, sole member

By:	/s/ William R. Brooks
Name:	William R. Brooks
Title:	Executive Vice President

U.S. LEGEND CARS INTERNATIONAL, INC., a North Carolina corporation f/k/a 600 Racing, Inc.

By:	/s/ William R. Brooks
Name:	William R. Brooks
Title:	Executive Vice President

[Signature Page to Second Supplemental Indenture]

TRUSTEE:

U.S. BANK NATIONAL ASSOCIATION, as trustee

By:	/s/ Christine Robinette
Authorized Signature

[Signature Page to Second Supplemental Indenture]